Exhibit 4.2

NUMBER
C
SHARES
SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP Y37828 111

HUNTER MARITIME ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF

THE REPUBLIC OF THE MARSHALL ISLANDS

CLASS A COMMON SHARES

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A COMMON SHARES OF THE PAR VALUE OF $0.0001 EACH OF

HUNTER MARITIME ACQUISITION CORP.

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be obligated to redeem all of its Class A Common Shares if it is unable to complete a business combination within 24 months from the closing of its initial public offering, as more fully described in the Company’s final prospectus dated             .

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
Chief Executive Officer	The Republic of the Marshall Islands	Secretary

HUNTER MARITIME ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated articles of incorporation of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the Secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	___________ Custodian___________
(Cust) (Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			___________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,______________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

_____________ Class A Common Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said Class A Common Shares on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

The holder of this certificate shall be entitled to receive funds from the trust account in accordance with, and only in accordance with, the terms of the Investment Management Trust Agreement, dated as of             , 2016 by and between the Company and Continental Stock Transfer & Trust Company, entered into in connection with the Company’s initial public offering. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.